As filed with the Securities and Exchange Commission on February 18, 2021.

Registration No. 333-252892

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EJF ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	98-1574021
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	2107 Wilson Boulevard, Suite 410 Arlington, Virginia 22201 Tel: (703) 879-3292

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kevin Stein

Chief Executive Officer

2107 Wilson Boulevard, Suite 410

Arlington, Virginia 22201

Tel: (703) 879-3292

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua F. Bonnie, Esq. Mark A. Brod, Esq. Simpson Thacher & Bartlett LLP 900 G Street, NW Washington, D.C. 20001 Tel: (202) 636-5500	David J. Goldschmidt, Esq. Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 Tel: (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

EJF Acquisition Corp. is filing this Amendment No. 3 to its registration statement on Form S-1 (File No. 333-252892) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1†	Form of Underwriting Agreement.

3.1†	Memorandum and Articles of Association.

3.2†	Amended and Restated Memorandum and Articles of Association.

4.1†	Specimen Unit Certificate.

4.2†	Specimen Ordinary Share Certificate.

4.3†	Specimen Warrant Certificate.

4.4†	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1†	Opinion of Simpson Thacher & Bartlett LLP.

5.2**	Opinion of Walkers, Cayman Islands legal counsel to the Registrant.

10.1†	Form of Letter Agreement among the Registrant, Wilson Boulevard LLC and each of the officers and directors of the Registrant.

10.2†	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.3†	Form of Registration and Shareholder Rights Agreement among the Registrant, Wilson Boulevard LLC and the Holders signatory thereto.

10.4†	Form of Private Placement Warrants Purchase Agreement among the Registrant and Wilson Boulevard LLC.

10.5†	Form of Indemnity Agreement.

10.6†	Promissory Note issued to Wilson Boulevard LLC.

10.7†	Securities Subscription Agreement between Wilson Boulevard LLC and the Registrant.

10.8†	Form of Administrative Services Agreement between the Registrant and Wilson Boulevard LLC.

23.1†	Consent of Marcum LLP

23.2†	Consent of Simpson Thacher & Bartlett LLP (included on Exhibit 5.1).

23.3**	Consent of Walkers (included on Exhibit 5.2).

24.1†	Power of Attorney (included in the signature page to the initial filing of this Registration Statement).

99.1†	Consent of Brian P. Brooks

99.2†	Consent of Joan C. Conley

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Exhibit No.	Description

99.3†	Consent of Campbell R. Dyer

99.4†	Consent of Robert Wolf

**	Filed herewith
†	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of February 2021.

EJF ACQUISITION CORP.

By:	/s/ Kevin Stein
Name: Kevin Stein
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Emanuel J. Friedman	Chairman of the Board	February 18, 2021

* Neal Wilson	Vice Chairman and Director	February 18, 2021

/s/ Kevin Stein Kevin Stein	Chief Executive Officer and Director (Principal Executive Officer)	February 18, 2021

* Thomas Mayrhofer	Chief Financial Officer (Principal Financial Officer)	February 18, 2021

* Erika Gray	Chief Accounting Officer and Secretary (Principal Accounting Officer)	February 18, 2021

*By:	/s/ Kevin Stein
Kevin Stein
Attorney-in-Fact

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